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                                                                    EXHIBIT 21

                            SUBSIDIARIES OF THE REGISTRANT

                                                            Country of    Owned
              Company                                      Incorporation   By

1.       Sybron Chemicals Inc.                                USA-DEL.       --

2.       Sybron Chemical Holdings Inc.                        USA-DEL.        1

3.       Ruco Polymer Corporation                             USA-NY          1

4.       Ruco Polymer Co. of Georgia, LLC                     USA-DEL.        1

5.       Sybron Quimica Argentina S.A.                        ARGENTINA       2

6.       Sybron Chemicals International Holdings Ltd.         UK              2

7.       Sybron Chemicals Korea Ltd.                          KOREA           2

8.       Sybron Chemicals (Japan) Ltd.                        JAPAN           2

9.       Sybron Quimica Colombia SA                           COLOMBIA        2

10.      Sybron Chemicals Canada Ltd.                         CANADA          2

11.      Sybron Quimica S.A. De C.V.                          MEXICO          2

12.      Sybron Chemicals Hong Kong Ltd.                      HONG KONG       2

13.      Sybron Chemical Industries Nederland B.V.            HOLLAND         6

14.      Sybron Chemicals Holdings B.V.                       HOLLAND        13

15.      Sybron Quimica (Iberica) S.A.                        SPAIN          14

16.      Sybron Chemie (Nederland) B.V.                       HOLLAND        14

17.      Sybron Chemie (Deutschland) G.m.b.H.                 GERMANY        14

18.      Sybron Chemicals (SA) Proprietary Limited            S. AFRICA      14

19.      Sybron Chemicals Handelsgesellschaft G.m.b.H.        AUSTRIA        14

20.      Sybron Chemicals UK Limited                          UK             16

21.      Sybron Chimica Italia S.p.A.                         ITALY          14

22.      Sybron Chimie France S.A.                            FRANCE         14

23.      BMIC, Inc.                                           USA-DEL.        2

24.      Sybron Chemicals Taiwan Ltd.                         TAIWAN          2
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